                                                                    EXHIBIT (AH)

                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         Discover Card Master Trust I
                       Series 2001-5 Monthly Statement
                     Class A Certificate CUSIP #25466KDS5
                     Class B Certificate CUSIP #25466KDT3

Distribution Date: June 15, 2001               Month Ending:  May 31, 2001

Pursuant to the Series Supplement dated as of May 24, 2001 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 2001-5 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------

     Series  2001-5                                                   Total                  Interest                Principal
         Class A            21 days at 5.300000000%                $3.091666667           $3.091666667             $0.000000000

         Class B            21 days at 5.650000000%                $3.295833333           $3.295833333             $0.000000000

2.   Principal Receivables at the end of May, 2001
     ---------------------------------------------
 (a) Aggregate Investor Interest                                                                             $29,317,603,332.54

     Seller Interest                                                                                          $8,406,542,500.03

     Total Master Trust                                                                                      $37,724,145,832.57

 (b) Group One Investor Interest                                                                             $29,317,603,332.54

 (c) Series 2001-5 Investor Interest                                                                          $1,052,632,000.00

 (d) Class A Investor Interest                                                                                $1,000,000,000.00

     Class B Investor Interest                                                                                   $52,632,000.00

3.   Allocation of Receivables Collected During May, 2001
     ----------------------------------------------------

                                                                   Finance Charge             Principal         Yield Collections /
                                                                   Collections               Collections        Additional Funds
 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation.                               $459,730,270.87           $4,443,495,750.26            $0.00

     Seller Allocation:                                            $51,950,429.99             $502,123,808.15            $0.00

 (b) Group One Allocation                                         $459,730,270.87           $4,443,495,750.26            $0.00

 (c) Series 2001-5 Allocations                                     $16,436,207.46             $158,863,191.45            $0.00

 (d) Class A Allocations                                           $15,614,448.26             $150,920,526.44            $0.00

     Class B Allocations                                              $821,759.20               $7,942,665.01            $0.00

 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of May, 2001                                                                                      14.88%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of May, 2001                                                                                       1.54%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of May, 2001                                                                                      16.42%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                                     Deposits into the                     Deficit Amount
                                       SPFAs on this                          on this               SPFA             Investment
                                     Distribution Date                    Distribution Date        Balance              Income
     Series 2001-5                         $0.00                               $0.00                 $0.00               $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                                                                Total Payments
                                        Amount Paid on this                          Deficit Amount              through this
                                        Distribution Date                     on this Distribution Date       Distribution Date
     Series 2001-5                                $0.00                                  $0.00                        $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                                                               Deposits into the SIFA
                                                                              on this Distribution Date           SIFA Balance
     Series 2001-5                                                                     $3,265,132.97           $3,265,132.97

7.   Pool Factors for May, 2001
     --------------------------
     Class A                                                                                                        1.00000000

     Class B                                                                                                        1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                                                          Cumulative Investor
                                                                                 May, 2001                Charged-Off Amount
 (a) Group One                                                                 $165,272,781.61                      $0.00

 (b) Series 2001-5                                                               $5,908,807.62                      $0.00

 (c) Class A                                                                     $5,613,385.63                      $0.00

     Class B                                                                       $295,421.99                      $0.00

 (d) As an annualized percentage of
     Principal Receivables at the
     beginning of May, 2001                                                               6.74%                       N/A

9.   Investor Losses for May, 2001
     -----------------------------
                                                                                                       Per $1,000 of Initial
                                                                                  Total               Series Investor Interest
 (a) Group One                                                                      $0.00                    $0.00

 (b) Series 2001-5                                                                  $0.00                    $0.00

 (c) Class A                                                                        $0.00                    $0.00

     Class B                                                                        $0.00                    $0.00

10.  Reimbursement of Investor Losses for May, 2001
     ----------------------------------------------
                                                                                                       Per $1,000 of Initial
                                                                                  Total               Series Investor Interest
 (a) Group One                                                                      $0.00                    $0.00

 (b) Series 2001-5                                                                  $0.00                    $0.00

 (c) Class A                                                                        $0.00                    $0.00

     Class B                                                                        $0.00                    $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses for May, 2001
     --------------------------------------------------------------
                                                                                                        Per $1,000 of Initial
                                                                                  Total                Series Investor Interest
 (a) Group One                                                                      $0.00                     $0.00

 (b) Series 2001-5                                                                  $0.00                     $0.00

 (c) Class A                                                                        $0.00                     $0.00

     Class B                                                                        $0.00                     $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
 (a) Group One                                                                                                  $49,070,581.44

 (b) Series 2001-5                                                                                               $1,754,386.67

 (c) Class A                                                                                                     $1,666,666.67

     Class B                                                                                                        $87,720.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                                                                          As a percentage of
                                                                                    Total               Class A Invested Amount
     Series 2001-5 Class B                                                      $89,473,720.00                8.9474%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                                                 Shared Amount                  Class B Amount
 (a) Maximum Amount on this Distribution Date                                          $0.00                   $42,105,280.00

 (b) Available Amount on this Distribution Date                                        $0.00                   $42,105,280.00

 (c) Amount of unreimbursed Drawings on Credit
       Enhancement on this Distribution Date                                           $0.00                            $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                                                                           $18,795.40

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of May, 2001                                           $38,237,796,717.73

                                                                Delinquent Amount         Percentage of Ending
     Payment Status                                             Ending Balance            Receivables Outstanding
     30-59 days                                                  $775,119,361.64                 2.03%

     60-179 days                                               $1,619,467,858.67                 4.24%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------
 (a) Group One (2)                                                                               5.12%

 (b) Series 2001-5 (3)                                                                           6.26%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------
     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of May, 2001                                                                 5.41%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President

-------------------------------------------------


 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables.


 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(c)), and (b) the sum of
     (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(b)),
     (iii) the Investor Charge-Off Amount (see Item 8(b)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                   MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                       Series 2001-5 Monthly Statement

                                 CREDIT CARD
                          PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of May 24, 2001 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 2001-5 Master Trust Certificates for the Distribution Date occurring on June 15, 2001:

 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3.  The aggregate amount of Collections processed during May, 2001
     is equal to                                                                                            $5,457,300,259.27

 4.  The aggregate amount of Class A Principal Collections processed during
     May, 2001 is equal to                                                                                    $150,920,526.44

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during May, 2001 is equal to                                                                              $15,614,448.26

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during May, 2001 is equal to                                                              $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                                   $0.00

 7. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

     (a)   with respect to the Class A Required Amount Shortfall                                                        $0.00
           is equal to

     (b)   with respect to the Class A Cumulative Investor Charged-Off                                                  $0.00
           Amount is equal to

     (c)   with respect to the Class A Investor Interest is equal to                                                    $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                       $0.00

 9.  The aggregate amount of Class B Principal Collections processed during
     May, 2001 is equal to                                                                                      $7,942,665.01

10.  The aggregate amount of Class B Finance Charge Collections processed
     during May, 2001 is equal to                                                                                 $821,759.20

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during May, 2001 is equal to                                                              $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                                   $0.00

12. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

     (a)   with respect to the Class B Required Amount Shortfall                                                        $0.00
           is equal to

     (b)   with respect to the Class B Cumulative Investor Charged-Off                                                  $0.00
           Amount is equal to

     (c)   with respect to the Class B Investor Interest is equal to                                                    $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                                       $0.00

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of June, 2001.

 Series 2001-5

                           DISCOVER BANK
                           as Master Servicer

                           By:
                              -------------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer